                                                                    Exhibit 9(b)

                                  AMENDMENT TO
                    AMENDED AND RESTATED CUSTODIAN AGREEMENT
                                     BETWEEN
                      JOHN HANCOCK VARIABLE SERIES TRUST I
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

     This Amendment is made as of the 18th day of March, 1996, by and between John Hancock Variable Series Trust I (the "Fund") and State Street Bank and Trust Company (the "Bank"). Reference is made to that certain Amended and Restated Custodian Agreement dated as of January 30, 1995 (the "Custodian Agreement"), by and between the Fund and the Bank. All capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings set forth in the Custodian Agreement.

     WHEREAS, the Fund has authorized the establishment of nine new portfolios to be managed and sub-managed by certain investment managers selected by the Fund, as more fully set forth in Appendix A hereto; and

     WHEREAS, the Fund desires to transfer to the Bank custodial services for the existing portfolio known as the Managed Portfolio; and

     WHEREAS, the Fund desires that the Bank act as custodian, and the Bank is willing to act as custodian, with respect to each portfolio listed on Appendix A hereto, including each new portfolio listed there, upon and subject to the terms of the Custodian Agreement as amended hereby;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Bank agree as follows:

     1. Section 1(a) of the Custodian Agreement is hereby amended to read in its entirety as follows:

     (a) "Fund" shall mean John Hancock Variable Series Trust I or, where appropriate, each of the Portfolios listed on Appendix A. From time to time, the Board (defined below) may establish new investment portfolios to be advised by such investment managers or sub-managers as the Board may select. Each such Portfolio and its manager or sub-manager will be included on Appendix A.

     2. Section 1(d) of the Custodian Agreement is hereby amended to read in its entirety as follows:

     (d) "Authorized Officer" shall mean any of the following officers of the
     Fund: the Chairman of the Board, the President, a Vice President, the Secretary, the Treasurer, any Assistant Secretary or Assistant Treasurer, or any other officer of the Fund duly authorized to sign any appropriate resolution of the board of the Fund; and in addition, where the context so requires, shall also include, with respect to each Portfolio listed on Appendix A, such officer(s) of the manager and sub-manager for such Portfolio (as identified on Appendix A) for whom a current certificate has been filed with the Bank pursuant to Section 12 of this Agreement.

     3. The first four sentences of Section 1(j) of the Custodian Agreement are hereby amended to read as follows:

     (j) The Custodian shall be deemed to have received "proper instructions" with respect to any of the matters referred to in this Agreement upon receipt of written or facsimile instructions signed by such one or more person or persons as the Board shall have from time to time authorized to give the particular class of instructions in question. Electronic instructions for the purchase and sale of securities which are transmitted by John Hancock Advisers, Inc. to the Custodian through the John Hancock equity trading system and the John Hancock fixed income trading system, or by any other authorized manager or sub-manager identified on Appendix A through similar electronic systems, shall be deemed to be proper instructions; the Fund shall cause all such instructions to be confirmed in writing. Different persons may be authorized to give instructions for different purposes. A certified copy of a vote of the Board, or a certified copy of an executed Investment Management or Sub-Management Agreement (and related incumbency certificate which satisfies the requirements of Section 12 below), may be received and accepted by the Custodian as conclusive evidence of the authority of any such person to act and may be considered as in full force and effect until receipt of written notice to the contrary.

     4. Section 4 of the Custodian Agreement is hereby amended by adding the following sentence at the end thereof:

     The books and records of each Portfolio or Fund hereunder shall be maintained under this Agreement such that the assets of each Portfolio shall be and remain at all times separate and identifiable on the books and records of the Bank.

     5. Section 12 of the Custodian Agreement is hereby amended to read in its entirety as follows:

     The Secretary of the Fund shall at all times maintain on file with the Bank the Secretary's certification to the Bank, in such form as may be acceptable to the Bank, of the names and signatures of the Authorized Officers of the Fund, of the investment manager and of each sub-manager of the Fund, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who has ceased to hold the office designated therein), the Secretary of the Fund shall sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank shall be entitled to rely and act upon instructions from any officers named in the most recent certification; it being expressly understood, however, that the authority of any officer of a given investment manager or sub-manager shall be limited to the particular Portfolio(s) identified on Appendix A as managed by such investment manager or sub-manager, and (if more than one Portfolio is so identified) may be further limited to the particular Portfolio named in the most recent certification.

     6. Appendix A to the Custodian Agreement is hereby amended in its entirety and replaced with Appendix A attached hereto.

     7. Except as set forth above, the Custodian Agreement as heretofore amended is confirmed and ratified.


         IN WITNESS WHEREOF, the Fund and the Bank have each caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

Attest:  (Seal)                            JOHN HANCOCK VARIABLE SERIES TRUST I

By: /s/ Sandra M. DaDalt                      By: /s/ Raymond F. Skiba
    --------------------                          --------------------
Name: Sandra M. DaDalt                        Name: Raymond F. Skiba
      ----------------                              ----------------
Title: Associate Counsel                      Title: Treasurer
       -----------------                             ---------




Attest:  (Seal)                            STATE STREET BANK AND TRUST COMPANY


By: /s/ William M. Marvin                     By: /s/ Kevin J. Morrissey
    ---------------------                         ----------------------
Name: Sandra M. DaDalt                        Name: Kevin J. Morrissey
      ----------------                              ------------------
Title: Assistant Vice President               Title: Assistant Vice President
       ------------------------                      ------------------------

                                   APPENDIX A


Name of Portfolio                          Portfolio Sub-Manager
1. International Equities Portfolio        John Hancock Advisers, Inc.

2. Special Opportunities Portfolio         John Hancock Advisers, Inc.

3. Small Cap Growth Portfolio              John Hancock Advisers, Inc.

4. Small Cap Value Portfolio               INVESCO Management & Research, Inc.

5. Mid Cap Growth Portfolio                Janus Capital Corporation

6. Mid Cap Value Portfolio                 Neuberger & Berman L.P.

7. International Balanced Portfolio        Brinson Partners, Inc.

8. International Opportunities Portfolio   Rowe Price-Fleming International, Inc.

9. Large Cap Value Portfolio               T. Rowe Price Associates, Inc.

10. Strategic Bond Portfolio               J.P. Morgan Investment Management Inc.

11. Equity Index Portfolio                 Independence Investment Associates, Inc.

12. Managed Portfolio                      Independence Investment Associates, Inc.